Exhibit 99.2

Arthrosurface, Inc.

Condensed Interim Financial Statements
Nine Months Ended September 30, 2019 and 2018

Arthrosurface, Inc.

Condensed Interim Financial Statements

Nine Months Ended September 30, 2019 and 2018

Arthrosurface, Inc.

Contents

Financial Statements

Condensed Balance Sheets	4-5

Condensed Statements of Operations	6

Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity	7

Condensed Statements of Cash Flows	8

Notes to Condensed Financial Statements	9-20

Condensed Interim Financial Statements

Arthrosurface, Inc.

Condensed Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2019	2018

Assets

Current Assets:
Cash and cash equivalents	$110,066	$109,945
Accounts receivable, net of reserves of $837,257 and $833,471 at September 30, 2019 and December 31, 2018, respectively	3,505,181	5,538,254
Inventory, net of reserve of $419,958 and $494,802 at September 30, 2019 and December 31, 2018, respectively	11,531,145	9,813,841
Prepaid expenses and other current assets	367,166	795,092

Total Current Assets	15,513,558	16,257,132

Property and Equipment:
Medical instruments	18,972,144	18,031,426
Dies and molds	979,354	864,424
Computer equipment and software	972,780	963,386
Furniture and fixtures	681,365	622,645
Leasehold improvements	87,703	87,703
Machinery and equipment	46,033	46,033
	21,739,379	20,615,617
Less accumulated depreciation and amortization	19,875,013	19,191,795

Total Property and Equipment	1,864,366	1,423,822

Other Assets:
Deferred Taxes	4,329,632	1,127,318

Total Assets	$21,707,556	$18,808,272

See accompanying notes to unaudited condensed interim financial statements.

Arthrosurface, Inc.

Condensed Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2019	2018

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity

Current Liabilities:
Notes payable, line of credit	$1,926,798	$1,142,601
Accounts payable	935,793	395,887
Accounts payable - related party	1,288,138	431,782
Accrued expenses	1,647,837	2,115,534

Total Current Liabilities	5,798,566	4,085,804

Commitments (Notes 11 and 12)

Redeemable Convertible Preferred Stock:
Series B redeemable convertible preferred stock, $0.001 par value; 2,000,000 shares designated, issued and outstanding (liquidation preference of $2,000,000)	9,500,000	9,500,000

Stockholders' Equity:
Series A convertible preferred stock, $0.001 par value; 3,311,557 shares designated, issued and outstanding (liquidation preference of $3,311,557)	3,097,680	3,097,680
Series C convertible preferred stock, $0.001 par value; 4,000,000 shares designated; 2,448,500 shares issued and outstanding (liquidation preference of $6,121,250)	5,760,374	5,760,374
Series D convertible preferred stock, $0.001 par value; 3,057,724 shares designated, issued and outstanding (liquidation preference of $10,702,034)	10,622,252	10,622,252
Series E convertible preferred stock, $0.001 par value; 1,131,112 shares designated; 1,111,112 shares issued and outstanding (liquidation preference of $5,000,004)	4,969,845	4,969,845
Series F convertible preferred stock, $0.001 par value; 1,052,632 shares designated; 884,608 shares issued and outstanding (liquidation preference of $4,201,888)	4,167,632	4,167,632
Common stock, $0.001 par value; 22,000,000 shares authorized; 6,570,944 shares issued and outstanding	6,573	6,573
Additional paid-in capital	1,025,650	1,025,650
Accumulated deficit	(23,241,016)	(24,427,538)

Total Stockholders' Equity	6,408,990	5,222,468

Total Redeemable Convertible Preferred Stock and Stockholders’ Equity	15,908,990	14,722,468

Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity	$21,707,556	$18,808,272

See accompanying notes to unaudited condensed interim financial statements.

Arthrosurface, Inc.

Condensed Statements of Operations

	September 30,	September 30,
For the nine months ended (unaudited)	2019	2018

Net Revenues	$20,606,252	$19,146,317

Cost of Goods Sold	5,407,620	4,292,074

Gross Profit	15,198,632	14,854,243

Operating Expenses:
Selling and marketing	12,798,701	11,847,872
General and administrative	2,204,609	2,183,936
Research and development	2,134,829	2,214,678

Total Operating Expenses	17,138,139	16,246,486

Loss from Operations	(1,939,507)	(1,392,243)

Other Income (Expense):
Interest expense	(48,905)	(2,652)
Other income	-	564

Loss before Income Taxes	(1,988,412)	(1,394,331)

Income Tax (Benefit) Expense	(3,174,934)	1,449,263

Net Income (Loss)	$1,186,522	$(2,843,594)

See accompanying notes to unaudited condensed interim financial statements.

Arthrosurface, Inc.

Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Unaudited)

												Total Redeemable
	Series B Redeemable	Series A	Series C	Series D	Series E	Series F						Convertible Preferred
	Convertible	Convertible	Convertible	Convertible	Convertible	Convertible	Common Stock		Additional		Total	Stock and
	Preferred Stock	Preferred Stock	Preferred Stock	Preferred Stock	Preferred Stock	Preferred Stock	Shares	Par Value	Paid-in Capital	Accumulated Deficit	Stockholders' Equity	Stockholders' Equity

Balance at December 31, 2018	$9,500,000	$3,097,680	$5,760,374	$10,622,252	$4,969,845	$4,167,632	6,570,944	$6,573	$1,025,650	$(24,427,538)	$5,222,468	$14,722,468
						`
Net income	-	-	-	-	-	-	-	-	-	1,186,522	1,186,522	1,186,522

Balance at September 30, 2019	$9,500,000	$3,097,680	$5,760,374	$10,622,252	$4,969,845	$4,167,632	6,570,944	$6,573	$1,025,650	$(23,241,016)	$6,408,990	$15,908,990

See accompanying notes to unaudited condensed interim financial statements.

Arthrosurface, Inc.

Condensed Statements of Cash Flows

	September 30,	September 30,
For the nine months ended (unaudited)	2019	2018

Cash Flows from Operating Activities:
Net income (loss)	$1,186,522	$(2,843,594)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	683,218	710,514
Change in reserves	(71,058)	(111,681)
Deferred taxes	(3,202,314)	1,418,984
Stock-based compensation	-	37,988
Increase (decrease) in cash resulting from a change in:
Accounts receivable	2,029,287	2,329,499
Inventory	(1,642,460)	(1,346,593)
Prepaid expenses and other current assets	427,926	(286,968)
Accounts payable	539,906	(3,045)
Accounts payable - related party	856,356	128,733
Accrued expenses	(467,697)	(370,875)

Net Cash Provided by (Used in) Operating Activities	339,686	(337,038)

Cash Flows from Investing Activity:
Purchases of property and equipment	(1,123,762)	(1,007,565)

Net Cash Used in Investing Activity	(1,123,762)	(1,007,565)

Cash Flows from Financing Activities:
Proceeds from note payable, line of credit	784,197	767,995

Net Cash Provided by Financing Activities	784,197	767,995

Net Increase (Decrease) in Cash and Cash Equivalents	121	(576,608)

Cash and Cash Equivalents, beginning of period	109,945	685,901

Cash and Cash Equivalents, end of period	$110,066	$109,293

Supplemental Disclosures of Cash Flow Information

Cash paid during the period for:

Income Taxes	$27,380	$30,279

Interest	$48,905	$2,652

See accompanying notes to unaudited condensed interim financial statements.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

1. Business Operations

Arthrosurface, Inc. (the “Company”) was incorporated in Delaware in August 2001. The Company was formed to design, develop, manufacture, and market new surgical alternatives for the treatment of orthopedic joint disease. The Company is located primarily in Massachusetts and serves customers throughout the world.

The Company is subject to a number of risks associated with emerging, technology-oriented companies. Principal among these are the risks associated with dependence on key individuals, rapid technology change, competition from larger, more financially independent competitors, and the need for successful development and marketing of services and products.

2. Significant Accounting Policies

A summary of the significant accounting policies followed by the Company in the presentation of the accompanying financial statements is set forth below:

Basis of Presentation

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The presentation of information as of December 31, 2018, is derived from audited financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of existing receivables. The Company’s allowance for doubtful accounts was $314,686 and $310,900 at September 30, 2019 and December 31, 2018, respectively, and was netted with accounts receivable in the accompanying balance sheets, along with the sales return reserve.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out (“FIFO”) basis. Inventory consists principally of purchased components, the majority of which are considered finished goods. The Company provides a reserve for obsolescence equal to estimated losses resulting from obsolete inventory. The estimated losses are based upon historical product useful lives and a review of the current status of the existing inventory.

Property and Equipment

Property and equipment are stated at cost. Major renewals, additions, and betterments are charged to the property accounts, while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed in the year incurred.

Depreciation and Amortization

Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets as follows:

Assets	Life in Years

Medical instruments	3
Dies and molds	3
Computer equipment and software	3
Furniture and fixtures	7
Leasehold improvements	Life of lease
Machinery and equipment	5

Impairment of Long-lived Assets

The Company periodically evaluates its long-lived assets for events and circumstances that indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. The Company believes the future cash flows to be generated from the long-lived assets will exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses through September 30, 2019.

Redeemable Convertible Preferred Stock

The carrying value of the Series B redeemable convertible preferred stock is increased or decreased by periodic accretion so that the carrying amount will equal the redemption amount at the redemption date. The accretion is recorded as a decrease in additional paid-in capital until the balance becomes zero, with the remainder being recorded against the accumulated deficit.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

Fair Value of Financial Instruments

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•	Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s cash and cash equivalents, accounts receivable, accounts payable, and accounts payable – related party, approximate fair value due to the immediate or short-term maturity of these financial instruments.

Revenue Recognition

The Company’s revenue consists of sales of products directly to hospitals and distributors. The Company recognizes revenue when persuasive evidence of an arrangement exists, the price is fixed and determinable, the risk of loss has transferred to the customer, the Company’s performance obligations are complete, delivery has occurred, and collection is reasonably assured. Revenue from sales to distributors is reported net of sales returns, including an estimate of future returns based on historical return rates, with a corresponding reduction to cost of goods sold. The Company’s sales return reserve was $522,571 at September 30, 2019 and December 31, 2018, and was netted with accounts receivable in the accompanying balance sheets.

Research and Development Costs

The Company accounts for its research and development costs in accordance with Accounting Standards Codification (“ASC”) 730, “Research and Development.” Accordingly, research and development costs are charged to expense as incurred.

Advertising Costs

Advertising costs are charged to operations as incurred. The advertising costs incurred were $182,046 and $121,290 for the nine months ended September 30, 2019 and 2018, respectively.

Stock-Based Compensation

The Company accounts for its stock-based compensation based on the fair value recognition provisions of ASC 718, “Compensation: Stock Compensation.” The Company is required to include an estimate of the number of awards that will be forfeited in calculating compensation costs, which is recognized over the requisite service period of the awards on a straight-line basis.

There were no options granted during the nine months ended September 30, 2019 or 2018.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

Stock-based awards issued to non-employees are accounted for at their fair market value. The compensation expense that will ultimately be recognized for these options will be measured at the vesting dates of the underlying options. There were 26,295 outstanding non-employee options as of September 30, 2019 and December 31, 2018. As these options vest, the Company will be required to re-measure the fair value of these options at each reporting period prior to vesting and finally at the vesting date of the option. Changes in the estimated fair value of these non-employee options will be recognized as compensation expense or a reduction in compensation expense in the period of the change.

Total stock-based compensation expense related to employee stock options was $-0- and $37,988 for the nine months ended September 30, 2019 and 2018, respectively. As of September 30, 2019, all stock options outstanding were fully vested.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company evaluates the realizability of its deferred tax assets and assesses the need for a valuation allowance on an ongoing basis. In evaluating the deferred tax assets, the Company considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of the deferred tax assets depends upon generating sufficient future taxable income during the periods in which the Company’s temporary differences either become deductible or expire. This assessment requires significant judgement. Any future changes in the valuation allowance could result in additional income tax expense or benefit and could decrease or increase stockholders’ equity, and such changes could have significant impact upon future earnings.

The Company may recognize tax benefits only in the event that a position is more likely than not to be sustained upon examination by the applicable taxing authority. There are no federal or state income tax audits in progress as of September 30, 2019, and the Company does not believe it has any uncertain tax positions. Tax years through 2016 remain open for audit by various jurisdictions.

Medical Device Tax

The Consolidated Appropriations Act of 2016, which was signed into law on December 18, 2015, temporarily repealed the medical device tax to which the Company is subject for sales of listed medical devices sold within the United States of America. The repeal was effective for the period beginning January 1, 2016, through December 31, 2017. During 2018, H.R. 195 (the “Continuing Resolution”) was signed into law which extended the temporary repeal of the medical device tax through December 31, 2019. During 2019, H.R. 1865 was signed into law which permanently repealed the medical device tax.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

Recent Accounting Pronouncements Affecting the Company

In May 2014, the Financial Accounting Standards Board (“FASB”) issued converged guidance on recognizing revenue in contracts with customers, Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The intent of the new standard is to improve financial reporting and comparability of revenue globally. The core principle of the standard is for a company to recognize revenue in a manner that depicts the transfer of goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of the time value of money in the transaction price, and in certain circumstances, allowing estimates of variable consideration to be recognized before contingencies are resolved. The guidance also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The standard is effective for nonpublic business entities for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the provisions of this standard to determine the impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, which amends the ASC and creates Topic 842, Leases. Topic 842 will require lessees to recognize lease assets and lease liabilities for those leases classified as operating leases under previous U.S. GAAP on the balance sheet. This guidance is effective for nonpublic business entities for fiscal years beginning after December 15, 2019, and early adoption is permitted. The Company is in the initial stages of evaluating the effect of the standard on its financial statements and will continue to evaluate. While not yet in a position to assess the full impact of the application of the new standard, the Company expects that the impact of recording the lease liabilities and the corresponding right-to-use assets will have a minimal impact on its total assets and liabilities with a minimal impact on equity.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans, and other instruments, entities will be required to use a new forward-looking current expected credit loss model that generally will result in the earlier recognition of allowance for losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to current practice, except the losses will be recognized as allowances instead of reductions in the amortized cost of the securities. In addition, an entity will have to disclose significantly more information about allowances, credit quality indicators, and past due securities. The new provisions will be applied as a cumulative-effect adjustment to retained earnings. The Company will adopt the new standard on January 1, 2023. The Company is evaluating the impact that the new standard will have on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which provides guidance related to cash flows presentation and is effective for annual reporting periods beginning after December 15, 2018. The guidance in ASU 2016-15 is generally consistent with the Company’s current cash flow classifications, and adoption of this standard is not expected to have a material impact on its financial statements.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

Subsequent Events

The Company has evaluated subsequent events through January 31, 2020, which is the date the financial statements were available for issuance.

3. Related-Party Transactions

The Company purchases a majority of its products from Primo Medical Group, Inc. (“PMG”), a related entity through common ownership. During the nine months ended September 30, 2019 and 2018, the Company purchased goods totaling $6,398,057 and $6,277,939 from PMG, respectively. At September 30, 2019 and December 31, 2018, the Company had amounts owed to PMG of $1,288,138 and $431,782, respectively.

4. Line of Credit

The Company has a revolving line of credit agreement with a bank with a maximum borrowing limit of $4,000,000. The line of credit is secured by all corporate assets, with the exception of intellectual property, and is subject to reporting covenants. The line of credit accrues interest at the bank’s prime rate (5.0% and 5.5% as of September 30, 2019 and December 31, 2018, respectively) plus 0.25%; however, in no event shall the interest rate be less than 3.75%. At September 30, 2019 and December 31, 2018, the outstanding balance was $1,926,798 and $1,142,601, respectively. The line of credit has a maturity date of March 2, 2020.

5. Accrued Expenses

Accrued expenses consist of the following at:

	September 30, 2019	December 31, 2018

Payroll, bonus and employee benefits	$621,573	$715,406
Commissions	613,898	725,387
Royalties	134,721	176,040
Sales tax	23,672	24,985
Other liabilities	253,973	473,716

Total Accrued Expenses	$1,647,837	$2,115,534

6. Detachable Series E Preferred Stock Warrants

In August 2007, in connection with entering into a prior credit facility with a bank, the Company issued an initial 13,333 warrants for the right to purchase Series E Preferred Stock. Additional warrants were issued when the Company borrowed $3,000,000 against the facility in July 2008 at a rate of 1% multiplied by the funds borrowed divided by the warrant price at the time of each funding. As such, the Company issued the additional 6,667 warrants related to the borrowings of the facility. The exercise price per share is equal to the most recent Series E Preferred Stock share price, which at the time of borrowing was $4.50 per share. The warrants expire 10 years from issuance. The Company has expensed the fair value of the entire 20,000 warrants over the full-term of the facility. During 2017, the warrant expiration date was extended to August 2019, and during 2019 the warrant expiration date was extended to August 2020. The impact of the extension of the warrant expiration date is immaterial to the financial statements.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

The fair value of the warrants was estimated using the Black-Scholes-Merton formula with the following assumptions: no dividend yield, risk free interest rate of 4.63%, a weighted average expected life of 10 years, and an estimated volatility of 46%. The discount was netted against the note payable, and the remaining costs were expensed monthly through July 2011.

7. Redeemable Convertible and Convertible Preferred Stock

At September 30, 2019, the Company had authorized 15,311,557 shares of preferred stock, of which 2,000,000 were designated Series B redeemable convertible preferred stock (“Series B Preferred Stock”), 3,311,557 were designated Series A convertible preferred stock (“Series A Preferred Stock”), 4,000,000 were designated Series C convertible preferred stock (“Series C Preferred Stock”), 3,057,724 were designated Series D convertible preferred stock (“Series D Preferred Stock”), 1,131,112 were designated Series E convertible preferred stock (“Series E Preferred Stock”), and 1,052,632 were designated Series F convertible preferred stock (“Series F Preferred Stock”).

The Series B, Series A, Series C, Series D, Series E, and Series F Preferred Stock (collectively known as “Preferred Stock”) have the following characteristics:

Voting

In general, the holders of the Preferred Stock are entitled to vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each holder of the Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is convertible at the time of such vote. The holders of the Series B Preferred Stock and common stock shall be entitled to elect one and four directors of the Company, respectively.

Dividends

Upon the declaration by the Company of dividends payable to the holders of the Company’s common stock, the holders of the Preferred Stock are entitled to dividends equal to the amount of dividends payable to the holders of the common stock on an as-if converted basis. No dividends shall be paid on the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock until any and all dividends declared on the Series B Preferred Stock are paid in full. Through September 30, 2019, no dividends have been declared or paid by the Company.

Liquidation Preference

In the event of any voluntary or involuntary sale, liquidation, dissolution, or winding-up of the Company, the holders of the shares of Series B Preferred Stock shall be paid an amount equal to $1.00 per share, plus, in the case of each share, an amount equal to any declared but unpaid dividends.

If, upon liquidation, dissolution, or winding-up of the Company, the assets of the Company are not sufficient to permit payment of the full liquidation preference of the Series B Preferred Stock, the assets will be distributed to the Series B Preferred Stock stockholders pro rata. In addition, in no event shall the amount to be distributed to the holders of the Series B Preferred Stock be less than the $2.00 per share of common stock which would be issuable upon the conversion of the Series B Preferred Stock.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

Immediately after payment in full of the liquidation payment to the holders of the Series B Preferred Stock listed above, the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall be paid an amount equal to $1.00 per share, $2.50 per share, $3.50 per share, $4.50 per share, and $4.75 per share, respectively, plus, in the case of each share, an amount equal to any declared but unpaid dividends. If, upon liquidation, dissolution, or winding-up of the Company, the assets of the Company are not sufficient to permit payment of the full liquidation preference of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock, the assets will be distributed to the holders of such stock pro rata. After payment of the above-mentioned amounts to the holders of the Preferred Stock, the remaining net assets of the Company shall be distributed to the holders of the Series B Preferred Stock and the holders of the common stock equally on an as-if converted basis.

Conversion

The holders of the Preferred Stock have the right, at their option at any time, to convert any such shares of Preferred Stock into fully paid and non-assessable shares of common stock on a one-for-one basis. The conversion rate is subject to anti-dilution adjustments and adjustments in the event of stock dividends, stock splits, and similar recapitalizations. If the holders of at least a majority interest in a particular series of Preferred Stock elect to convert such stock into common stock, then all of the outstanding shares in that series of preferred stock shall automatically convert into common stock. In addition, if the holders of at least a majority interest in the Series B Preferred Stock elect to convert such stock into common stock, then all of the outstanding shares of Preferred Stock automatically convert into common stock. Furthermore, all outstanding shares of Preferred Stock automatically convert into common stock, at the then-applicable conversion rate, upon consummation of a firm commitment for an underwritten public offering of the common stock yielding a per share price of at least $4.00 and gross proceeds of at least $20,000,000.

Redemption

The holders of at least a majority of the outstanding Series B Preferred Stock may, by written request, require the Company to redeem all of the outstanding Series B Preferred Stock by paying in cash a sum equal to the greater of the then fair value per share of the Series B Preferred Stock or the original purchase price of $1.00 per share plus all dividends declared and unpaid on each share. The required redemption amount of the Series B Preferred Stock outstanding as of September 30, 2019, calculated using an estimated fair value of $4.75 per share, would be $9,500,000. The fair value of $4.75 was estimated by management by referencing the last round of preferred stock financing; actual fair value may be significantly different upon an actual redemption.

8. Common Stock

As of September 30, 2019, the Company had authorized 22,000,000 shares of common stock, $0.001 par value per share. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to the prior rights of holders of the Preferred Stock outstanding. Upon the dissolution or liquidation of the Company, the holders of the common stock will be entitled to receive assets of the corporation available for distribution to its stockholders, subject to the preferential rights of the Preferred Stock.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

The Company periodically issues shares of common stock, primarily to certain employees and other consultants who assist the Company, to promote the interests of the Company by providing long-term incentives through equity sharing (“restricted stock”). The stockholders of the restricted stock may not sell, assign, transfer, or pledge any of their shares without giving written notice to the Company. In the event that these stockholders cease to be employed by the Company, or otherwise cease to be affiliated with the Company, the Company has the right to repurchase some or all of the unvested shares at a price of $0.001 per share. Shares subject to the repurchase rights generally vest over a four-year period. As of September 30, 2019 and December 31, 2018, the Company had 3,056,815 shares that were outstanding and vested.

9. Stock Option Plan

In 2003, the Company adopted the 2002 Stock Plan (the “2002 Plan”). During 2012, the Company’s Board of Directors amended the 2002 Plan to increase the shares of the Company’s common stock reserved for issuance to employees, directors, and consultants to 3,600,000. During 2013, the Company’s Board of Directors created the 2013 Stock Incentive Plan (the “Plan”) to amend and replace the 2002 Plan. Options granted under the Plan may be incentive or non-statutory stock options. Stock purchase rights may also be granted under the Plan. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable. Generally, stock options issued under the Plan vest over a period of four years and have contractual lives of 10 years. As of September 30, 2019 and December 31, 2018, there were 415,435 and 410,935 shares, respectively, left for issuance under the Plan.

The following table summarizes the stock options activity for the nine months ended September 30, 2019:

	Options Outstanding	Weighted Average Exercise Price

Options Outstanding at December 31, 2018	284,795	$3.44

Cancelled	(4,500)	$3.23

Options Outstanding at September 30, 2019	280,295	$3.44

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

The following table summarizes information about stock options outstanding and exercisable under the Plan at September 30, 2019:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number of	Contractual	Exercise
Prices	Outstanding	Life	Price	Shares	Life	Price

$3.00	101,000	2.77 years	$3.00	101,000	2.77 years	$3.00
$3.69	179,295	4.65 years	$3.69	179,295	4.65 years	$3.69

	280,295	3.97 years	$3.44	280,295	3.97 years	$3.44

10. Income Taxes

The provision for income taxes shown in the accompanying statements of income consisted of the following amounts:

Nine months ended September 30,	2019	2018

Current Income Tax:
Federal	$-	$-
State	27,380	30,279

Total Current Income Tax	27,380	30,279

Deferred Income Tax:
Federal	(286,000)	(293,000)
State	30,000	6,000
(Release of) increase in valuation allowance	(2,946,314)	1,705,984

Total Deferred Income Tax (Benefit) Expense	(3,202,314)	1,418,984

Total Income Tax (Benefit) Expense	$(3,174,934)	$1,449,263

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Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

Components of the Company’s deferred tax assets were as follows:

	September 30, 2019	December 31, 2018

Deferred Tax Assets:
Net operating loss carryforwards	$2,961,000	$2,617,000
Research and development credits	1,810,000	1,774,000
Other	363,000	487,000
	5,134,000	4,878,000
Valuation Allowance	(804,368)	(3,750,682)

Net Deferred Tax Assets	$4,329,632	$1,127,318

The Company recorded a tax provision in the amount of $(3,174,934) and $1,449,263 for the nine months ended September 30, 2019 and 2018, respectively, resulting in an effective tax rate that significantly deviates from the Company’s statutory tax rate of 25.5%. This deviation from the statutory tax rate is the result of the valuation allowance released from or placed on all deferred taxes in these periods. The valuation allowance reflects the Company’s evaluation of the positive and negative evidence concerning the Company’s future profitability within the relevant tax jurisdictions. During the nine months ended September 30, 2019, the valuation allowance against the deferred tax assets was lowered as a result of the permanent repeal of the medical device tax.

At September 30, 2019, the Company had federal and state net operating loss carryforwards of approximately $14,200,000. The federal net operating loss carryforwards will begin to expire in 2025, unless utilized. State net operating loss carryforwards will begin to expire in 2034. At September 30, 2019, the Company also had federal and state research and development credit carryforwards of approximately $1,459,000 and $444,000, respectively. The federal and state research and development credit carryforwards will begin to expire in 2024 and 2019, respectively.

Realization of the future tax benefits is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss and research and development credit carryforward periods. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership, including a sale of the Company or significant changes in ownership due to the sale of capital stock, may have limited, or may limit in the future, the amount of net operating loss carryforwards which could be used annually to offset future taxable income.

11. Retirement Plan

The Company sponsors a 401(k) plan that covers substantially all employees of the Company. The employer matches contributions on behalf of contributing participants in an amount equal to 50% of the first 6% of such participants’ annual deferrals. The Company made contributions of $139,212 and $117,075 for the nine months ended September 30, 2019 and 2018, respectively.

Arthrosurface, Inc.

Notes to Condensed Interim Financial Statements (Unaudited)

12. Commitments

The Company has entered into agreements to lease its office space and certain office equipment under non-cancelable operating leases expiring at various dates through March 2020. The Company makes monthly payments relating to these leases in amounts ranging from $315 to $9,615. Rent expense under these operating leases for the nine months ended September 30, 2019 and 2018, was $89,066 and $90,044, respectively. The future minimum lease payments under all operating leases at September 30, 2019, is $59,577.

13. Royalty Agreements

The Company has entered into various royalty agreements with physicians who have provided consultation and product development services pertaining to the Shoulder, Uni-Knee, Patello-Femoral, Toe, and Allograft products. The Company has royalty agreements with several physicians with limited time durations, based on percentages of sales.

Royalty payment obligations are based upon various percentages of net sales pertinent to the products covered by the respective royalty arrangements. Accrued royalty expenses as of September 30, 2019 and December 31, 2018, were $134,721 and $176,040, respectively.

14. Concentrations

The Company had one major vendor accounting for approximately 49% and 47% of the Company’s purchases for the nine months ended September 30, 2019 and 2018, respectively.

The Company had one major customer accounting for approximately 14% and 13% of accounts receivable at September 30, 2019 and December 31, 2018, respectively.

The Company has a potential concentration of credit risk in that it sometimes maintains deposits with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). The maximum deposit insurance amount is $250,000, which is applied per depositor, per insured bank for each account ownership category. As of September 30, 2019, the Company had no cash in excess of FDIC limits.

15. Subsequent Event

On January 4, 2020, the Company entered into a share purchase agreement with Anika Therapeutics, Inc. to purchase 100% of the stock of the Company for a total consideration of $100,000,000, subject to achievement of certain predetermined sales and regulatory milestones. The transaction is subject to standard closing conditions and is anticipated to close in the first quarter of 2020.